Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm as “another independent registered public accounting firm” under the caption “Financial Highlights” in the Prospectuses and to the incorporation by reference of our reports dated December 30, 2019 with respect to the financial statements and financial highlights of Hartford Multi-Asset Income and Growth Fund (formerly The Hartford Balanced Fund), The Hartford Balanced Income Fund, The Hartford Capital Appreciation Fund, The Hartford Checks and Balances Fund, The Hartford Conservative Allocation Fund, Hartford Core Equity Fund, The Hartford Dividend and Growth Fund, Hartford Emerging Markets Equity Fund, The Hartford Emerging Markets Local Debt Fund, Hartford Climate Opportunities Fund (formerly, Hartford Environmental Opportunities Fund), The Hartford Equity Income Fund, The Hartford Floating Rate Fund, The Hartford Floating Rate High Income Fund, Hartford Global Impact Fund, The Hartford Global Real Asset Fund, The Hartford Growth Allocation Fund, The Hartford Healthcare Fund, The Hartford High Yield Fund, The Hartford Inflation Plus Fund, Hartford International Equity Fund, The Hartford International Growth Fund, The Hartford International Opportunities Fund, The Hartford International Value Fund, The Hartford MidCap Fund, The Hartford MidCap Value Fund, Hartford Moderate Allocation Fund, Hartford AARP Balanced Retirement Fund (formerly Hartford Multi-Asset Income Fund), Hartford Municipal Income Fund, The Hartford Municipal Opportunities Fund, Hartford Municipal Short Duration Fund, The Hartford Short Duration Fund, The Hartford Small Company Fund, Hartford Small Cap Value Fund (formerly Hartford Small Cap Core Fund), The Hartford Strategic Income Fund, The Hartford Total Return Bond Fund and The Hartford World Bond Fund (thirty six of the series constituting The Hartford Mutual Funds, Inc.) in Post-Effective Amendment No. 171 to the Registration Statement of The Hartford Mutual Funds, Inc. filed with the Securities and Exchange Commission under the Securities Act of 1933 (Form N-1A No. 333-02381) on February 26, 2021.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 19, 2021